UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported) March 21, 2003

                               AGROCAN CORPORATION
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             (Exact name of Registrant as Specified in Its Charter)


Delaware                                0-25963
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(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
 of Incorporation)                                         Identification No.)

Suite  706,  Dominion  Centre
43  -  59  Queen's  Road  East,  Hong  Kong
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(Address  of  principal  executive  offices)                       (Zip  Code)


               Registrant's telephone number, including area code
                                 (852) 251-93933
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ITEM  5.  OTHER  EVENTS

On March 10, 2003, our Board of Directors has unanimously approved the following resolution.

In February, 1998 the Company borrowed certain funds in the amount of $300,000 from three shareholders of the Company; Texon Investments Holdings Ltd, Intermax Ltd and Masterpiece Development Ltd and that as of the date hereof the Company still owes the shareholders $217,640.80 and that said sum appears as debt on the books of the Company. The Board of Directors in their best business judgment believes that it would be in the best interest of the Company to eliminate the debt from its financial statements however it does not have the cash to repay the loans. It is therefore agreed that the Company, upon agreement of the above three shareholders, will issue to the shareholders common stock of the Company in a sufficient number of shares to retire the above described debt. The Board of Directors notes that as of the close of business on March 9,2003 the Company's common shares had a value on the NASDAQ Bulletin Board of $0.03 per share and consequently hereby agrees to issue the following shares to the listed shareholders to retire the debt:

Texon  Investments  Holdings  Ltd               3,917,534  shares
Intermax  Ltd                                   1,813,673  shares
Masterpiece  Development  Ltd                   1,523,486  shares

The Company's transfer agent was instructed to issue the aforementioned shares in accordance with the above resolution.


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                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                      AgroCan  Corporation


Dated:  March  21,  2003                              By:  /s/ Lawrence Hon
                                                      -------------------------
                                                      LAWRENCE  HON
                                                      President  and  Chief
                                                      Executive  Officer


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